Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-42736 on Form S-8 of our report dated September 29, 2008, appearing in this Annual Report on Form 11-K of the H&R Block, Inc. 2000 Employee Stock Purchase Plan for the year ended June 30, 2008.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
September 29, 2008